                                                                     EXHIBIT 4.5
                                                                [EXECUTION COPY]






                             SUBSCRIPTION AGREEMENT


                          DATED AS OF JANUARY 23, 1998

                                 BY AND BETWEEN

                                  NOVAVAX, INC.


                                       AND

                          DELTA OPPORTUNITY FUND, LTD.


                              --------------------


                   SERIES A CUSTOM CONVERTIBLE PREFERRED STOCK


                              --------------------


                                Placement Agent:

                          DIAZ & ALTSCHUL CAPITAL, LLC

                             SUBSCRIPTION AGREEMENT
                   SERIES A CUSTOM CONVERTIBLE PREFERRED STOCK
                                  NOVAVAX, INC.

                                                                            PAGE

1.       DEFINITIONS......................................................   1

2.       AGREEMENT TO SUBSCRIBE...........................................   7
         (a)      Subscription............................................   7
         (b)      Form of Payment.........................................   7
         (c)      Closing.................................................   8

3.       BUYER'S REPRESENTATIONS, WARRANTIES, ETC.........................   8
         (a)      Purchase for Investment.................................   8
         (b)      Accredited Investor.....................................   8
         (c)      Reoffers and Resales....................................   8
         (d)      Company Reliance........................................   8
         (e)      Information Provided....................................   8
         (f)      Absence of Approvals....................................   9
         (g)      Subscription Agreement..................................   9
         (h)      Buyer Status............................................   9

4.       COMPANY'S REPRESENTATIONS, WARRANTIES, ETC.......................   9
         (a)      Organization and Authority..............................   9
         (b)      Qualifications..........................................  10
         (c)      Capitalization..........................................  10
         (d)      Concerning the Shares and the Common Stock..............  11
         (e)      Corporate Authorization.................................  11
         (f)      Non-contravention.......................................  11
         (g)      Approvals...............................................  11
         (h)      Information Provided....................................  12
         (i)      SEC Filings.............................................  12
         (j)      Conduct of Business.....................................  12
         (k)      Absence of Certain Proceedings..........................  13
         (l)      Liabilities.............................................  13
         (m)      Absence of Certain Changes..............................  13
         (n)      Material Losses.........................................  13
         (o)      Properties..............................................  13
         (p)      Intellectual Property...................................  14
         (q)      Internal Accounting Controls............................  14
         (r)      Compliance with Law.....................................  14
         (s)      Labor Relations.........................................  14
         (t)      Insurance...............................................  14
         (u)      Absence of Brokers, Finders, Etc........................  14
         (v)      No Solicitation.........................................  15
         (w)      Certain Issuances of Securities.........................  15
         (x)      ERISA Compliance........................................  15
         (y)      Tax Matters.............................................  15
         (z)      Investment Company......................................  15

5.       CERTAIN COVENANTS AND ACKNOWLEDGMENTS............................  15
         (a)      Transfer Restrictions...................................  15
         (b)      Restrictive Legends.....................................  16
         (c)      Conversion Agent Agreement..............................  17
         (d)      Form D..................................................  18
         (e)      Stock Exchange Listing..................................  18
         (f)      Use of Proceeds.........................................  18
         (g)      State Securities Laws...................................  19
         (h)      Certain Issuances of Securities.........................  19
         (i)      Limitation on Certain Actions...........................  20
         (j)      Stockholder Approval....................................  20
         (k)      Best Efforts............................................  20

6.       CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL AND ISSUE.........  20

7.       CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.................  21

8.       REGISTRATION RIGHTS..............................................  22
         (a)      Mandatory Registration..................................  22
         (b)      Obligations of the Company..............................  23
         (c)      Obligations of the Buyer and other Investors............  26
         (d)      Reports under 1934 Act..................................  27

9.       INDEMNIFICATION AND CONTRIBUTION.................................  27
         (a)      Indemnification.........................................  27
         (b)      Contribution............................................  28
         (c)      Other Rights............................................  29

10.      MISCELLANEOUS....................................................  29
         (a)      Governing Law...........................................  29
         (b)      Headings................................................  29
         (c)      Severability............................................  29
         (d)      Notices.................................................  29
         (e)      Counterparts............................................  30
         (f)      Entire Agreement........................................  30
         (g)      Waiver..................................................  30
         (h)      Amendment...............................................  30
         (i)      Further Assurances......................................  30
         (j)      Assignment of Certain Rights and Obligations............  30
         (k)      Certain Expenses........................................  31
         (l)      Termination.............................................  31
         (m)      Survival................................................  32
         (n)      Public Statements, Press Releases, Etc..................  32
         (o)      Construction............................................  32


SCHEDULES

Schedule 4(c)        Antidilution Adjustments

ANNEXES

Annex I              Form of Certificate of Designations
Annex II             Joint Escrow Instructions
Annex III            Form of Conversion Agent Agreement
Annex IV             Form of Opinion of Counsel to Be Delivered on Closing Date
Annex V              Form of Irrevocable Instruction to Be Given by the Company
                     to the Conversion Agent Upon Effectiveness of SEC
                     Registration
Annex VI             Form of Opinion of Counsel to Be Delivered to the
                     Conversion Agent Upon Effectiveness of SEC Registration
Annex VII            Form of Inspector Confidentiality Agreement

                             SUBSCRIPTION AGREEMENT

         THIS SUBSCRIPTION AGREEMENT, dated as of January 23, 1998, by and between NOVAVAX, INC., a Delaware corporation, with headquarters located at 8320 Guilford Road, Suite C, Columbia, Maryland 21046 (the "Company"), and DELTA OPPORTUNITY FUND, LTD., a British Virgin Islands corporation (the "Buyer").

                                   WITNESSETH:

         WHEREAS, the Buyer wishes to purchase, upon the terms and subject to the conditions of this Agreement, shares of non-voting Series A Custom Convertible Preferred Stock of the Company which will be convertible into shares of Common Stock (such capitalized term and all other capitalized terms used in this Agreement having the respective meanings provided in Section 1); and

         WHEREAS, the Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D;

         NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1.  DEFINITIONS

         (a) As used in this Agreement, the terms "Agreement", "Buyer" and "Company" shall have the respective meanings assigned to such terms in the introductory paragraph of this Agreement.

         (b) All the agreements or instruments herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Agreement.

         (c) The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or under common control with the subject Person. For purposes of the term "Affiliate," the term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or to cause the direction of the management and policies of a Person, whether through the ownership of securities, by contract or otherwise.

         "AMEX" means the American Stock Exchange, Inc.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

         "Certificate of Designations" means the Certificate of Designations of the Series A Custom Convertible Preferred Stock in the form attached hereto as ANNEX I, as the same is filed with the Secretary of State of the State of Delaware.

         "Claims" means any losses, claims, damages, liabilities or expenses (joint or several), incurred by a Person.

         "Closing Date" means 12:00 noon, New York City time, on January 28, 1998 or such other time as is mutually agreed between the Company and the Buyer.

         "Code" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder and published interpretations thereof.

         "Common Stock" means the Common Stock, par value $.01 per share, of the Company.

         "Conversion Agent" means Boston EquiServe, L.P., or any successor thereof, serving as transfer agent and registrar for the Common Stock and conversion agent for the Preferred Stock.

         "Conversion Agent Agreement" means the agreement among the Company, the Conversion Agent, the Buyer and the Other Buyers, in substantially the form attached hereto as ANNEX III.

         "Conversion Notice" means the Notice of Conversion substantially in the form of Section 15(a) of the Certificate of Designations.

         "Conversion Price" shall have the meaning provided in the Certificate of Designations.

         "Conversion Shares" means the shares of Common Stock issued or issuable upon conversion of the Preferred Shares.

         "Engagement Agreement" means the Engagement Agreement, dated as of November 14, 1997, between the Company and Diaz & Altschul Capital, LLC, as amended on January 15, 1998.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder and published interpretations thereof.

         "Escrow Agent" means the escrow agent identified in the Joint Escrow Instructions.

         "Equity Securities" means Common Stock or securities convertible into, exchangeable for, or otherwise entitling the holder to acquire, any Common Stock.

         "Indemnified Party" means the Company, each of its directors, each of its officers who signs the Registration Statement, each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act, any underwriter and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any Person who controls such stockholder or underwriter within the meaning of the 1933 Act or the 1934 Act.

         "Indemnified Person" means each Investor who holds Registrable Securities and each Investor who sells such Registrable Securities in the manner permitted under this Agreement, the directors, if any, of such Investor, the officers, if any, of such Investor, each Person, if any, who controls any Investor within the meaning of the 1933 Act or the 1934 Act, any underwriter (as defined in the 1933 Act) acting on behalf of an Investor who participates in the offering of Registrable Securities of such Investor in accordance with the plan of distribution contained in the Prospectus, the directors, if any, of such underwriter and the officers, if any, of such underwriter, and each Person, if any, who controls any such underwriter within the meaning of the 1933 Act or the 1934 Act.

         "Inspector" means any attorney, accountant, investment adviser or portfolio manager retained by an Investor for the purposes provided in Section 8(b)(9).

         "Investor" means the Buyer and any Permitted Transferee who agrees to become bound by the provisions of Sections 5(a), 5(b), 8, 9 and 10 (other than Section 10(n)) of this Agreement.

         "Joint Escrow Instructions" means the Joint Escrow Instructions attached hereto as ANNEX II.

         "Majority Holders" means at any time the holders of shares of Series A Preferred Stock which, based on the number of shares of Preferred Stock originally held by such holders, represent a majority of the shares of Preferred Stock originally issued; provided, however, that if none of the Buyer or any Other Buyer holds any shares of Preferred Stock at the time of determination, then "Majority Holders" means the holders of outstanding shares of Preferred Stock which shares constitute a majority of the outstanding shares of Preferred Stock.

         "Margin Stock" shall have the meaning provided in Regulation G of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 207).

         "NASD" means the National Association of Securities Dealers, Inc.

         "Nasdaq" means the Nasdaq National Market.

         "1996 10-K" means the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

         "1934 Act" means the Securities Exchange Act of 1934, as amended.

         "1933 Act" means the Securities Act of 1933, as amended.

         "Non-Responsive Investor" means an Investor who does not provide the Required Information to the Company at least three Business Days prior to the filing of the Registration Statement with the SEC.

         "Optional Redemption Event" shall have the meaning provided in Section 1 of the Certificate of Designations.

         "Other Buyers" means each of the several holders of the Preferred Stock of the Company who purchase shares of the Preferred Stock pursuant to the Other Subscription Agreements.

         "Other Subscription Agreements" means the several Subscription Agreements, dated as of the date hereof, between the Company and the several buyers named therein relating to shares of Preferred Stock.

              "Permitted Investments" means

              (1) trade or customer accounts or notes receivable for inventory sold or leased or services rendered by the Company or any Subsidiary in the ordinary course of business;

              (2) certificates of deposit issued by any bank organized under the laws of the United States of America or any state thereof;

              (3) commercial paper or finance company paper which is rated not less than prime-two or A-2 or their equivalents by Moody Investor Service, Inc. or Standard & Poor's Corporation or their successors;

              (4) shares of any so-called "money market fund" provided that such fund is registered under the Investment Company Act of 1940, as amended;

              (5) loans to employees or directors of the Company or any Subsidiary, approved by the Board of Directors, not to exceed $500,000 in the aggregate outstanding at any time;

              (6) advances to employees of the Company or any Subsidiary for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of employment;

              (7) additional investments made by loan or advance to Subsidiaries;

              (8) investments representing Indebtedness of any Person having a maturity not in excess of 24 months owing as a result of the sale by the Company or a Subsidiary of any assets no longer required in its business so long as such sale is made in compliance with Section 12 of the Certificate of Designations;

              (9) stock or obligations issued to the Company or a Subsidiary by any Person (or the representative of such Person) in respect of the Indebtedness of such Person in reorganization of such Person or a composition or reorganization of such Person or a composition or readjustment of the debts of such Person;

              (10) investments in or commitments to purchase or sell foreign currency; provided that the aggregate amount involved in all such investments in and commitments to purchase or sell any particular foreign currency shall at no time exceed the aggregate of all payments which the Company and its Subsidiaries reasonably expect to make to or receive from, as applicable, others in such foreign currency;

              (11) investments in stock of publicly-traded companies in the bio-technology and/or pharmaceutical industry, so long as the aggregate book value thereof does not exceed $50,000 at any time;

              (12) investments consisting of the purchase of instruments evidencing interest rate protection for all or a portion of the interest-bearing obligations of the Company;

              (13) advances or deposits made to secure obligations of the Company or a Subsidiary incurred in the ordinary course of business (excluding Indebtedness for borrowed money covered by Section 12(d)(1) of the Certificate of Designations);

              (14) any Indebtedness permitted by Section 12(d)(1) of the Certificate of Designations which Indebtedness would also constitute a loan to or investment in any other Person with the proceeds of the sale of the Preferred Stock; and

              (15) any loan to or investment in any other Person with the proceeds of the sale of the Preferred Stock not listed in clauses (1) through (14) of this definition in an outstanding amount not to exceed in the aggregate at any time $1,000,000.

              "Permitted Transferee" means any Person (1) who is an "accredited investor" as defined in Regulation D under the 1933 Act, (2) who is (A) an Affiliate of the Buyer, (B) any Person who, immediately prior to such transfer, is a permitted holder of shares of Preferred Stock or (C) any other Person who has the same principal investment adviser as the principal investment adviser to the Buyer or the principal investment adviser to any such permitted holder and
(3) who, immediately following the assignment of rights under this Agreement holds (x) at least 500 shares of Preferred Stock or (y) shares of Preferred Stock which at the time of such transfer are convertible into, or shares of Common Stock issued upon conversion of shares of Preferred Stock which are equal to, at least 100,000 (subject to equitable adjustment from time to time on terms reasonably acceptable to the Buyer or any other Investor for (i) stock splits,
(ii) stock dividends, (iii) combinations, (iv) capital reorganizations, (v) issuance to all holders of Common Stock of rights or warrants to purchase shares of Common Stock and (vi) similar events relating to the Common Stock, in each such case which occur on or after the Closing Date) shares of Common Stock, or any combination thereof.

              "Person" means an individual, partnership, corporation, limited liability company, trust, incorporated organization, unincorporated association or joint stock company.

              "Preferred Shares" means the shares of Preferred Stock to be purchased by the Buyer pursuant to this Agreement, as set forth on the signature page of this Agreement.

              "Preferred Stock" means the Series A Custom Convertible Preferred Stock, $.01 par value, of the Company.

              "Prospectus" means the prospectus, including any preliminary prospectus, used in connection with the Registration Statement and any amendment or supplement thereto.

              "Purchase Price" means the aggregate purchase price for the Preferred Shares set forth on the signature page of this Agreement.

              "Questionnaire" means the Prospective Purchaser Questionnaire completed by the Buyer and delivered to the Company.

              "Record" means all pertinent financial and other records, pertinent corporate documents and properties of the Company and the Subsidiaries subject to inspection for the purposes provided in Section 8(b)(9).

              "register," "registered," and "registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the 1933 Act and pursuant to Rule 415, and the declaration or ordering of effectiveness of such Registration Statement by the SEC.

              "Registrable Securities" means (1) the Conversion Shares (2) if the Common Stock is changed, converted or exchanged by the Company or its successor, as the case may be, into any other stock or other securities on or after the date the Certificate of Designations is filed with the Secretary of State of the State of Delaware, such other stock or other securities which are issued or issuable in respect of or in lieu of the Conversion Shares and (3) if any other securities are issued to holders of the Common Stock (or such other shares or other securities into which or for which the Common Stock is so changed, converted or exchanged as described in the immediately preceding clause
(2)) upon any reclassification, share combination, share subdivision, share dividend, merger, consolidation or similar transaction or event, such other securities which are issued or issuable in respect of or in lieu of the Conversion Shares.

              "Registration Period" means the period from the Closing Date to the earlier of (i) the date which is three years after the Closing Date and (ii) the date on which the Investors no longer own, or have any right to acquire, any Registrable Securities.

              "Registration Statement" means a registration statement on Form S-3 of the Company under the 1933 Act, including any amendment thereto, which names the Investors as selling stockholders.

              "Regulation D" means Regulation D promulgated by the SEC under the 1933 Act.

              "Required Information" means the information regarding an Investor, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required in connection with the preparation of the Registration Statement.

              "Rule 415" means Rule 415 under the 1933 Act or any successor rule providing for offering securities on a delayed or continuous basis.

              "Rule 144" means Rule 144 promulgated by the SEC under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit a holder of any securities to sell such securities to the public without registration under the 1933 Act.

              "SEC" means the Securities and Exchange Commission.

              "SEC Effective Date" means the date the Registration Statement is declared effective by the SEC.

              "SEC Reports" means (1) the 1996 10-K, (2) the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1997, June 30, 1997 and September 30, 1997 and (3) the Company's definitive proxy statement for its 1997 Annual Meeting of Stockholders.

              "Shares" means the Preferred Shares and the Conversion Shares.

              "Stockholder Approval" means the approval by a majority of the votes cast by the holders of shares of Common Stock (in person or by proxy) at a meeting of the stockholders of the Corporation (duly convened at which a quorum was present), or a written consent of holders of shares of Common Stock entitled to such number of votes given without a meeting, of the issuance by the Corporation of 20% or more of the Common Stock of the Corporation outstanding on the Issuance Date for less than the greater of the book or market value of the Common Stock on conversion of the Series A Preferred Stock, as and to the extent required under Rule 713 of the AMEX as in effect from time to time or any successor or replacement provision.

              "Subsidiary" means any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by the Company.

              "Transaction Documents" means, individually or collectively, this Agreement, the Certificate of Designations, the Conversion Agent Agreement and the other agreements, instruments and documents contemplated hereby and thereby.

              "Violation" means

              (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading,

              (ii) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading,

              (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation under the 1933 Act, the 1934 Act or any state securities law, or

              (iv) any breach or alleged breach by the Company or the Conversion Agent of any representation, warranty, covenant, agreement or other term of any of the Transaction Documents.

              2.  AGREEMENT TO SUBSCRIBE; PURCHASE PRICE.

              (a) SUBSCRIPTION. The Buyer hereby agrees to purchase from the Company, and the Company hereby agrees to sell to the Buyer, on the Closing Date, the number of Preferred Shares set forth on the signature page of this Agreement, having the terms and conditions as set forth in the form of Certificate of Designations attached hereto as ANNEX I, at the price per share set forth on the signature page of this Agreement and for the Purchase Price. The Purchase Price shall be payable in United States Dollars.

              (b) FORM OF PAYMENT; DELIVERIES TO ESCROW AGENT. Within three Business Days after the date the Company and the Buyer execute and deliver this Agreement, one to the other, the Buyer shall deposit an amount equal to the Purchase Price in escrow by delivering funds in United States Dollars in the amount of the Purchase Price to the Escrow Agent identified in the Joint Escrow Instructions against delivery by the Company of the certificates for the Preferred Shares registered in the name of the Buyer on the Closing Date at the closing. Payment of the Purchase Price shall be made by wire transfer of funds to:

             Citibank, N.A.
             153 East 53rd Street
             New York, New York 10043
             ABA#021000089

             For credit to Account #3717 9446
             For credit to the account of Brian W. Pusch Attorney Escrow Account
             Reference:  Delta/Novavax

Promptly following payment by the Buyer to the Escrow Agent of the Purchase Price, but in no event later than two Business Days after such payment and in any event prior to the Closing Date, the Company shall deliver certificates for the Preferred Shares, registered in the name of the Buyer, to the Escrow Agent against payment therefor on the Closing Date at the closing. By signing this Agreement, each of the Buyer and the Company agrees to all of the terms and conditions of, and becomes a party to, the Joint Escrow Instructions, all of the provisions of which are incorporated herein by this reference as if set forth in full. Until released by the Escrow Agent to or upon the order of the Buyer at the closing against payment of the Purchase Price in accordance with the Joint Escrow Instructions, the Buyer shall not have any rights in the Preferred Shares and the Preferred Shares shall not be deemed issued or outstanding. Until released by the Escrow Agent to or upon the order of the Company at the closing against delivery of the Preferred Shares in accordance with the Joint Escrow Instructions, the Company shall not have any rights in the funds deposited by the Buyer with the Escrow Agent.

              (c) CLOSING. The issuance and sale of the Preferred Shares shall occur on the Closing Date at the Law Offices of Brian W Pusch, Penthouse Suite, 29 West 57th Street, New York, New York.

              3.  BUYER'S REPRESENTATIONS, WARRANTIES, ETC.

              The Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

              (a) PURCHASE FOR INVESTMENT. The Buyer is purchasing the Preferred Shares for its own account as principal, for investment only and not with a present view to or for the sale or distribution thereof in whole or in part within the meaning of the 1933 Act;

              (b) ACCREDITED INVESTOR. The Buyer is an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3) thereof;

              (c) REOFFERS AND RESALES. The Buyer will not, directly or indirectly, offer, sell, transfer or otherwise dispose of (or solicit any offers to buy or otherwise acquire) any of the Shares except pursuant to registration of the Shares being offered and sold under the 1933 Act or pursuant to an exemption from registration;

              (d) COMPANY RELIANCE. The Buyer understands that the Preferred Shares are being offered and sold, and the Conversion Shares are being offered, to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein, in the Questionnaire, a true and accurate copy of which has been delivered by the Buyer to the Company, and the other documents executed by the Buyer and delivered to the Company in connection with this Agreement in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Preferred Shares and to receive an offer of the Conversion Shares; and the information with respect to the Buyer set forth in the Questionnaire is accurate and complete in all material respects;

              (e) INFORMATION PROVIDED. The Buyer and its advisors, if any, have requested, received and considered all information relating to the business, properties, operations, condition (financial or other), results of operations and prospects of the Company and the Subsidiaries and information relating to the offer and sale of the Preferred Shares and the offer and, upon conversion of the Preferred Shares, sale of the Conversion Shares deemed relevant by them; the Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company concerning the terms of the Shares and the business, properties, operations, condition (financial or other), results of operations and prospects of the Company and the Subsidiaries and have received satisfactory answers to any such inquiries; without limiting the generality of the foregoing, the Buyer has had the opportunity to obtain and to review the SEC Reports; the Buyer has, in connection with its decision to purchase the Preferred Shares, relied solely upon the SEC Reports, the representations, warranties, covenants and agreements of the Company set forth in this Agreement and to be contained in the Certificate of Designations and the Conversion Agent Agreement and in the documents to be delivered to the Buyer as provided in Section 7, as well as any investigation of the Company completed by the Buyer or its advisors; the Buyer understands that its investment in the Shares involves a high degree of risk; and the Buyer understands that the offering of the Preferred Shares is being made to the Buyer as part of an offering without any minimum or maximum amount of the offering (subject, however, to the right of the Company at any time prior to execution and delivery of this Agreement by the Company, in its sole discretion, to accept or reject an offer by the Buyer to purchase the Preferred Shares);

              (f) ABSENCE OF APPROVALS. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares;

              (g) SUBSCRIPTION AGREEMENT. The Buyer has all requisite power and authority, corporate or otherwise, to execute, deliver and perform its obligations under this Agreement and the other agreements executed or to be executed by the Buyer in connection herewith and to consummate the transactions contemplated hereby and thereby; and this Agreement has been and the other agreements, documents and instruments to be executed and delivered by the Buyer in connection herewith, when so executed and delivered will be, duly and validly authorized, executed and delivered on behalf of the Buyer and, assuming due execution and delivery of this Agreement by the Company, this Agreement is and, assuming due execution and delivery by the other signatories thereto, such other agreements, when executed and delivered by the Buyer, will be, valid and binding agreements of the Buyer enforceable in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law; and

              (h) BUYER STATUS. The Buyer is not a "broker" or "dealer" (as such terms are defined in the 1934 Act) who is registered or required to be registered with the SEC pursuant to Section 15(a) of the 1934 Act.

              4.  COMPANY'S REPRESENTATIONS, WARRANTIES, ETC.

              The Company represents and warrants to the Buyer that the following matters are true and correct as of the date of this Agreement and will be true and correct on the Closing Date, and the Company covenants and agrees with the Buyer that:

              (a) ORGANIZATION AND AUTHORITY. The Company and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to (i) own, lease and operate its properties and to carry on its business as described in the SEC Reports and as currently conducted, and
(ii) to execute, deliver and perform its obligations under this Agreement, the Certificate of Designations, the Conversion Agent Agreement, and the other agreements to be executed and delivered by the Company in connection herewith, and to consummate the transactions contemplated hereby and thereby; and the Company does not have any equity investment in any Subsidiary other than those listed in the Exhibit 21 to the 1996 10-K.

              (b) QUALIFICATIONS. The Company and any Subsidiaries are duly qualified to do business as foreign corporations and are in good standing in all jurisdictions wherein such qualification is necessary and where failure so to qualify would have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries taken as a whole.

              (c) CAPITALIZATION. The authorized capital stock of the Company currently consists of (a) 30,000,000 shares of Common Stock of which 12,031,757 shares were outstanding as of the close of business on January 8, 1998, all of which are fully paid and nonassessable; and (b) 2,000,000 shares of preferred stock, $.01 par value, none of which is outstanding, and of which 6,500 shares will be designated as Preferred Stock and issued pursuant to this Agreement, the Other Subscription Agreements and the Engagement Agreement; from January 8, 1998 to the Closing Date there will be (x) no material increase in the number of shares of Common Stock outstanding (except for shares issued upon exercise of options and warrants outstanding on the date hereof or options or similar rights granted subsequent to the date of this Agreement pursuant to the Company's stock option plans in effect on the date of this Agreement) and (y) no issuance of shares of preferred stock of the Company other than pursuant to this Agreement and the Other Subscription Agreements. The 1996 10-K discloses as of December 31, 1996 all outstanding options or warrants for the purchase of, or other rights to purchase or subscribe for, or securities convertible into or exchangeable for, Common Stock or other capital stock of the Company, or any contracts or commitments to issue or sell Common Stock or other capital stock of the Company or any such options, warrants, rights or other securities; and from such date to the date hereof there has been, and to the Closing Date there will be, no material change in the amount or terms of any of the foregoing except for the grant of options to purchase shares of Common Stock pursuant to the Company's stock option plans in effect on the date of this Agreement. The Company has duly reserved from its authorized and unissued shares of Common Stock the full number of shares required for (a) all options, warrants, convertible securities and other rights to acquire shares of Common Stock which are outstanding and (b) all shares of Common Stock and options and other rights to acquire shares of Common Stock which may be issued or granted under the stock option and similar plans which have been adopted by the Company or any Subsidiary; and, immediately following the Closing, after giving effect to any antidilution or similar adjustment arising by reason of issuance of the Preferred Shares and the shares of Preferred Stock to be issued pursuant to the Other Subscription Agreements, the total number of shares of Common Stock reserved and required to be reserved from the authorized and unissued shares of Common Stock for purposes of all such options, warrants, convertible securities, other rights and stock option and similar plans (excluding the Preferred Shares and the shares of Preferred Stock to be issued pursuant to the Other Subscription Agreements) will be not more than 6,000,000. Each outstanding class or series of securities for which any such antidilution adjustment will occur is identified on SCHEDULE 4(C) attached hereto, together with (x) the amount of such antidilution adjustment, if such amount is determinable at the time of issuance of the Preferred Stock, or (y) a description of such antidilution adjustment, if the amount of such antidilution adjustment is not determinable at the time of issuance of the Preferred Stock, in each such case for each such class or series. The outstanding shares of Common Stock and outstanding options, warrants and other securities to purchase Common Stock have been duly authorized and validly issued. None of such outstanding shares of Common Stock, options, warrants and other securities has been issued in violation of the preemptive rights of any securityholder of the Company. The offers and sales of the outstanding shares of Common Stock and options, warrants and other rights to acquire Common Stock were at all relevant times either registered under the 1933 Act and applicable state securities laws or exempt from such requirements. No holder of any of the Company's securities has any rights,

"demand," "piggy-back" or otherwise, to have such securities registered by reason of the intention to file, filing or effectiveness of the Registration Statement.

              (d) CONCERNING THE SHARES AND THE COMMON STOCK. The Shares have been duly authorized and the Preferred Shares, when issued and paid for in accordance with this Agreement, and the Conversion Shares, when issued upon conversion of the Preferred Shares, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder. There are no preemptive or similar rights of any stockholder of the Company or any other Person to acquire any of the Shares. The Company has duly reserved 2,406,350 shares of Common Stock for conversion of the shares of Preferred Stock, and such shares shall remain so reserved (subject to reduction from time to time for shares of Common Stock issued upon conversion of shares of Preferred Stock), and the Company shall from time to time reserve such additional shares of Common Stock as shall be required to be reserved pursuant to the Certificate of Designations, as long as the Preferred Stock is convertible (which the Company will allocate pro rata among the holders of the Preferred Stock based on the shares of Preferred Stock outstanding at the time such shares of Common Stock are so reserved). The Common Stock is listed for trading on the AMEX and (1) the Company and the Common Stock meet the criteria for continued listing and trading on the AMEX; (2) the Company has not been notified since December 15, 1995 by the AMEX of any failure or potential failure to meet the criteria for continued listing and trading on the AMEX and (3) no suspension of trading in the Common Stock is in effect. The Company knows of no reason that the Conversion Shares will not be eligible for listing on the AMEX.

              (e) CORPORATE AUTHORIZATION. The Transaction Documents have been duly and validly authorized by the Company, this Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by the Buyer, this Agreement is, the Certificate of Designations, when executed by the Company and filed with the Secretary of State of the State of Delaware, will be, and the Conversion Agent Agreement, when executed and delivered by the Company (and assuming due execution and delivery by the parties thereto other than the Company), will be, valid and binding obligations of the Company enforceable in accordance with their respective terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law.

              (f) NON-CONTRAVENTION. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the issuance of the Preferred Shares as contemplated by this Agreement and the other transactions contemplated by the Transaction Documents do not and will not, with or without the giving of notice or the lapse of time, or both, (i) result in any violation of any term of the certificate of incorporation or by-laws of the Company or any Subsidiary, (ii) conflict with or result in a breach by the Company or any Subsidiary of any of the terms or provisions of, or constitute a default under, or result in the modification of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any Subsidiary pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties or assets are bound or affected, (iii) violate or contravene any applicable law, rule or regulation or any applicable decree, judgment or order of any court, United States federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any Subsidiary or any of their respective properties or assets or (iv) have any material adverse effect on any permit, certification, registration, approval, consent, license or franchise necessary for the Company or any Subsidiary to own or lease and operate any of their respective properties and to conduct any of their respective businesses or the ability of the Company or any Subsidiary to make use thereof.

              (g) APPROVALS. No authorization, approval or consent of, or filing with, any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or the stockholders of the Company is required to be obtained or made by the Company or any Subsidiary for (1) the execution, delivery and performance by the Company of the Transaction Documents, (2) the issuance and sale of Conversion Shares upon conversion of the Preferred Shares as contemplated by this Agreement and the Certificate of Designations and (3) the performance by the Company of its other obligations under the Transaction Documents, other than (1) listing of the Conversion Shares on the AMEX, (2) registration of the resale of the Conversion Shares under the 1933 Act as contemplated by Section 8, (3) as may be required under applicable state securities or "blue sky" laws, (4) filing of one or more Forms D with respect to the Shares as required under Regulation D, and (5) the Stockholder Approval contemplated by Section 5(j).

              (h) INFORMATION PROVIDED. The information provided by the Company to the Buyer in writing in connection with the transactions contemplated by this Agreement, other than any forecasts and forward-looking statements included in such information (except any forward looking statements set forth in the SEC Reports which forward-looking statements shall be subject to Exhibit 99 to the 1996 10-K to the extent so stated in the SEC Reports), including, without limitation, the written information referred to in Section 3(e) of this Agreement, other than any such forecasts and forward-looking information (except as aforesaid), does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, it being understood that for purposes of this Section 4(h), any statement contained in such information shall be deemed to be modified or superseded for purposes of this Section 4(h) to the extent that a statement in any document included in such information which was prepared or filed with the SEC on a later date modifies or replaces such statement, whether or not such later prepared or filed statement so states.

              (i) SEC FILINGS. The Company has timely filed all reports required to be filed under the 1934 Act and any other material reports or documents required to be filed with the SEC since December 15, 1995. All of such reports and documents complied, when filed, in all material respects, with all applicable requirements of the 1933 Act and the 1934 Act. The Company meets the requirements for the use of Form S-3 for the registration of the resale of the Conversion Shares by the Buyer and any other Investor. The Company has not filed any reports with the SEC under the 1934 Act since December 31, 1996 other than the SEC Reports.

              (j) CONDUCT OF BUSINESS. Except as set forth in the SEC Reports, since December 31, 1996, neither the Company nor any Subsidiary has (i) incurred any material obligation or liability (absolute or contingent) other than in the ordinary course of business; (ii) canceled, without payment in full, any material notes, loans or other obligations receivable or other debts or claims held by it other than in the ordinary course of business; (iii) sold, assigned, transferred, abandoned, mortgaged, pledged or subjected to lien any of its material properties, tangible or intangible, or rights under any material contract, permit, license, franchise or other agreement other than in the ordinary course of business; (iv) conducted its business in a manner materially different from its business as conducted on such date; (v) declared, made or paid or set aside for payment any cash or non-cash distribution on any shares of its capital stock other than regular quarterly cash dividends; or (vi) consummated, or entered into any agreement with respect to, any transaction or event which would constitute an Optional Redemption Event. Except as disclosed in the SEC Reports, the Company and the Subsidiaries own, possess or have obtained all governmental, administrative and third party licenses, permits, certificates, registrations, approvals, consents and other authorizations necessary to own or lease (as the case may be) and operate their respective properties, whether tangible or intangible, and to conduct their respective businesses or operations as currently conducted, except such licenses, permits, certificates, registrations, approvals, consents and authorizations the failure of which to obtain would not have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries taken as a whole.

              (k) ABSENCE OF CERTAIN PROCEEDINGS. There is no action, suit or proceeding, before or by any court, public board or body or governmental agency pending or, to the knowledge of the Company and the Subsidiaries, threatened against the Company or any Subsidiary and, to the knowledge of the Company and the Subsidiaries, there is no inquiry or investigation before or by any court, public board or body or governmental agency pending or threatened against the Company or any Subsidiary, in any such case wherein an unfavorable decision, ruling or finding would have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries taken as a whole or the transactions contemplated by the Transaction Documents or which would, in the case of an unfavorable decision, ruling or finding, adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, the Transaction Documents; the Company does not have pending before the SEC any request for confidential treatment of information and to the best of the Company's knowledge no such request will be made by the Company prior to the SEC Effective Date; and to the best of the Company's knowledge there is not pending or contemplated, and since January 1, 1993 there has been no, investigation by the SEC involving the Company or any current director or officer of the Company.

              (l) LIABILITIES. Except as and to the extent disclosed, reflected or reserved against in the financial statements of the Company and the notes thereto included in the 1996 10-K or disclosed in the SEC Reports, neither the Company nor any Subsidiary has any material (individually or in the aggregate) liabilities, debts or obligations whether accrued, absolute, contingent or otherwise, and whether due or to become due. Subsequent to December 31, 1996, neither the Company nor any Subsidiary has incurred any liabilities, debts or obligations of any nature whatsoever which are individually or in the aggregate material to the Company and the Subsidiaries taken as a whole, other than those incurred in the ordinary course of their respective businesses or disclosed in the SEC Reports.

              (m) ABSENCE OF CERTAIN CHANGES. Since December 31, 1996, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries taken as a whole, except as disclosed in the SEC Reports.

              (n) MATERIAL LOSSES. Since December 31, 1996, neither the Company nor any Subsidiary has sustained any loss or interference with its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which loss or interference is or is likely to be material to the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries taken as a whole.

              (o) PROPERTIES. The Company and each Subsidiary has good title to all property real and personal (tangible and intangible) and other assets owned by it which is necessary to the operations of the Company or such Subsidiary, free and clear of all security interests, charges, mortgages, liens or other encumbrances, except such as are described in the SEC Reports or such as do not materially interfere with the use of such property made, or proposed to be made, by the Company or such Subsidiary. The leases, licenses or other contracts or instruments under which the Company and each Subsidiary leases, holds or is entitled to use any property, real or personal which is material to the Company and the Subsidiaries taken as a whole, are valid, subsisting and enforceable with only such exceptions as do not materially interfere with the use of such property made, or proposed to be made, by the Company or such Subsidiary. Neither the Company nor any Subsidiary has received notice of any material violation of any applicable law, ordinance, regulation, order or requirement relating to its owned or leased properties.

              (p) INTELLECTUAL PROPERTY. Except as disclosed in the SEC Reports, the Company and each Subsidiary owns, or possesses adequate rights to use, all patents, patent rights, inventions, trade secrets, know-how, proprietary techniques, including processes and substances, trademarks, service marks, trade names and copyrights described or referred to in the SEC Reports or owned or used by it which are necessary for the conduct of its business as it is presently conducted or proposed to be conducted, except where the failure to own or possess adequate rights to use such patents, patent rights, inventions, trade secrets, service marks, trade names and copyrights would not have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries taken as a whole. Except as disclosed in the SEC Reports, neither the Company nor any Subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to, any patents, patent rights, inventions, trade secrets, know-how, proprietary techniques, including processes and substances, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, is likely to have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries taken as a whole.

              (q) INTERNAL ACCOUNTING CONTROLS. The Company and the Subsidiaries maintain a system of internal accounting controls meeting the requirements of
Section 13(b)(2) of the 1934 Act in all material respects.

              (r) COMPLIANCE WITH LAW. Neither the Company nor any Subsidiary is in violation of any statute, law, rule, regulation, ordinance, decision or order of any governmental agency or body or any court, domestic or foreign, including, without limitation, those relating to the use, operation, handling, transportation, disposal or release of hazardous or toxic substances or wastes or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances or wastes, except where such violation would not individually or in the aggregate have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries taken as a whole; and neither the Company nor any Subsidiary is aware of any pending investigation which would reasonably be expected to lead to such a claim.

              (s) LABOR RELATIONS. No material labor problem exists or, to the knowledge of the Company or any Subsidiary, is imminent with respect to any of the employees of the Company or any Subsidiary which if resolved unfavorably to the Company or a Subsidiary would have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole.

              (t) INSURANCE. The Company and the Subsidiaries maintain insurance against loss or damage by fire or other casualty and such other insurance, including but not limited to, product liability insurance, in such amounts and covering such risks as is reasonably adequate for the conduct of their businesses and the value of their properties.

              (u) ABSENCE OF BROKERS, FINDERS, ETC. No broker, finder or similar Person other than Diaz & Altschul Capital, LLC is entitled to any commission, fee or other compensation by reason of the transactions contemplated by this Agreement based on the Company's actions, and the Company shall pay, and indemnify and hold harmless the Buyer from, any claim made against the Buyer by any Person for any such commission, fee or other compensation.

              (v) NO SOLICITATION. No form of general solicitation or general advertising was used by the Company or, to the best of its knowledge, any other Person acting on behalf of the Company, in respect of the Shares or in connection with the offer and sale of the Shares. Neither the Company nor, to its knowledge, any Person acting on behalf of the Company has, either directly or indirectly, sold or offered for sale to any Person any of the Shares or, within the six months prior to the date hereof, any other similar security of the Company except as contemplated by this Agreement and the Other Subscription Agreements; and neither the Company nor any Person authorized to act on its behalf will sell or offer for sale any shares of Preferred Stock or shares of Common Stock, or solicit any offers to buy any shares of Preferred Stock or shares of Common Stock so as thereby to cause the issuance or sale of any of the Shares to be in violation of Section 5 of the 1933 Act.

              (w) CERTAIN ISSUANCES OF SECURITIES. The Company has not issued any shares of Common Stock or shares of any series of preferred stock (other than the Preferred Shares and the shares of Preferred Stock being issued pursuant to the Other Subscription Agreements) or other securities convertible into, exchangeable for or otherwise entitling the holder to acquire shares of Common Stock which are subject to Rule 713 of the AMEX (or any successor or replacement provision thereof) and which would be integrated with the sale of the Preferred Shares to the Buyer or the issuance of Conversion Shares upon conversion thereof for purposes of such Rule 713 (or any successor or replacement provision thereof).

              (x) ERISA COMPLIANCE. The Company and each Subsidiary is in compliance in all material respects with all presently applicable provisions of ERISA; no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any Subsidiary would have any liability; neither the Company nor any Subsidiary has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Code; and each "pension plan" for which the Company or any Subsidiary would have any liability that is intended to be qualified under
Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

              (y) TAX MATTERS. The Company and each Subsidiary has filed all federal, state and local income and franchise tax returns required to be filed and has paid all taxes shown by such returns to be due, and no tax deficiency has been determined adversely to the Company or any Subsidiary which has had (nor does the Company or any Subsidiary have any knowledge of any tax deficiency which, if determined adversely to the Company or any Subsidiary might have) a material adverse effect on the business, properties, operations, conditions (financial or other), results of operations or prospects of the Company and the Subsidiaries taken as a whole.

              (z) INVESTMENT COMPANY. Neither the Company nor any Subsidiary is an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended and the rules and regulations of the SEC thereunder.


              5.  CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

              (a) TRANSFER RESTRICTIONS. The Buyer acknowledges and agrees that
(1) the Preferred Shares have not been and are not being registered under the provisions of the 1933 Act or any state securities laws and, except as provided in Section 8, the Conversion Shares have not been and are not being registered under the 1933 Act or any state securities laws, and that the

Preferred Shares may be transferred only to a Permitted Transferee and may not be transferred unless the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Preferred Shares to be transferred may be transferred without such registration in the manner contemplated by the Buyer; (2) no offer, sale, assignment or other transfer of the Preferred Shares or any interest therein may be made, directly or indirectly, except in accordance with the terms of this Section 5(a) and Section 10(j); (3) the Conversion Shares may not be resold by the Buyer unless the resale has been registered under the 1933 Act or is made pursuant to an exemption from such registration; (4) any sale of the Shares made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if the exemption provided by Rule 144 is not available, any resale of the Shares under circumstances in which the seller, or the Person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (5) the Company is under no obligation to register the Shares (other than registration of the resale of the Conversion Shares in accordance with Section
8) under the 1933 Act or, except as provided in Section 8, to comply with the terms and conditions of any exemption thereunder. The Buyer may not transfer the Conversion Shares in a transaction which does not constitute a transfer thereof pursuant to the Registration Statement in accordance with the plan of distribution set forth therein or in any supplement to the Prospectus forming part of the Registration Statement unless the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, that such Conversion Shares may be transferred without registration under the 1933 Act.

              (b) RESTRICTIVE LEGENDS. (1) The Buyer acknowledges and agrees that the certificates for the Preferred Shares shall bear restrictive legends in substantially the following form (and a stop-transfer order may be placed against transfer of the Preferred Shares):

         These securities have not been registered under the Securities Act of 1933, as amended (the "Act"). The sale to the holder of these securities of the shares of common stock issuable upon conversion of these securities are not covered by a registration statement under the Act. These securities have been acquired, and such shares of common stock must be acquired, for investment and may not be resold, transferred or assigned in the absence of an effective registration statement under the Act or an opinion of counsel reasonably satisfactory in form, scope and substance to the Company that registration is not required under the Act.

         These securities are subject to restrictions on the sale or other transfer of these securities pursuant to a Subscription Agreement, dated as of January 23, 1998, by and between the Company and the original holder of these securities. A copy of such agreement is available for inspection during normal business hours at the principal executive office of the Company, upon prior written request to the Secretary of the Company.

         The number of shares constituting the portion of the Maximum Share Amount, as defined in the Certificate of Designations of Rights and Preferences (the "Certificate of Designations") of the Series A Custom Convertible Preferred Stock (the "Series A Shares"), allocated to the Series A Shares represented by this certificate for purposes of conversion thereof is 1,388,279. The number of Series A Shares evidenced by this certificate which constitute the Stockholder Approval Portion (as defined in the Certificate of Designations) is 576.

         Section 10(b)(3)(A) of the Certificate of Designations permits a holder of the securities represented by this certificate to convert such securities in accordance with the Certificate of Designations without being required to physically surrender this certificate to the Company unless all of the securities represented hereby are so converted. Consequently, following conversion of any of the securities represented by this certificate, the number of shares represented by this certificate may be less than the number of shares stated hereon. Upon request of any proposed transferee of this certificate, the Company will provide confirmation of the number of shares evidenced by this certificate.

              (2) The Buyer further acknowledges and agrees that until such time as the Conversion Shares have been registered for resale under the 1933 Act as contemplated by Section 8, the certificates for the Conversion Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for the Conversion Shares):

         The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). The securities have been acquired for investment and may not be resold, transferred or assigned in the absence of an effective registration statement for the securities under the Act, or an opinion of counsel reasonably satisfactory in form, scope and substance to the Company that registration is not required under the Act.

              (3) Once the Registration Statement required to be filed by the Company pursuant to Section 8 has been declared effective, thereafter (1) upon request of the Buyer the Company will substitute certificates without restrictive legend for certificates for any Conversion Shares issued prior to the SEC Effective Date which bear such restrictive legend and remove any stop-transfer restriction relating thereto promptly, but in no event later than three Business Days after surrender of such certificates by the Buyer and (2) the Company shall not place any restrictive legend on certificates for Conversion Shares issued on conversion of the Preferred Shares or Dividend Shares issued in respect of the Preferred Shares or impose any stop-transfer restriction thereon unless such legend or stop-transfer instruction is required by a change in applicable law subsequent to the date of this Agreement (it being understood and agreed by the Company and the Buyer that applicable law in effect on the date of this Agreement would not require any such legend or stop-transfer instruction in the absence of an offer, sale, transfer or other disposition of Conversion Shares in violation of Section 5 of the 1933 Act or a sale by the Buyer of Conversion Shares pursuant to the Registration Statement but not in accordance with the plan of distribution contained in the Prospectus); provided, however, that if the Buyer shall have offered, sold, transferred or otherwise disposed of any Conversion Shares in violation of Section 5 of the 1933 Act, nothing in this sentence shall prohibit the Company from taking any action permitted by applicable law with respect to the Conversion Shares so offered, sold, transferred or otherwise disposed of.

              (c) CONVERSION AGENT AGREEMENT. Promptly following the delivery by the Buyer of the Purchase Price for the Preferred Shares in accordance with
Section 2(c) hereof, and in any event prior to the Closing, the Company will (1) enter into the Conversion Agent Agreement substantially in the form attached hereto as ANNEX III and pursuant thereto irrevocably instruct the Conversion Agent, to issue certificates for the Conversion Shares from time to time upon conversion of the Preferred Shares in such amounts as specified from time to time to the Conversion Agent in the Conversion Notices surrendered in connection with such conversions in accordance with the Certificate of Designations, subject to the terms and provisions of the Conversion Agent Agreement, and (2) appoint the Conversion Agent the conversion agent for the Preferred Stock. The certificates for the Conversion Shares may bear the restrictive legend specified in Section 5(b) of this Agreement prior to registration of the resale of the Conversion Shares under the 1933 Act. The certificates for the Conversion Shares shall be registered in the name of the Buyer or its nominee and in such denominations to be specified by the Buyer in connection with each conversion of Preferred Shares, and otherwise in accordance with the Certificate of Designations. The Company warrants that, except as otherwise expressly permitted by the Conversion Agent Agreement, no instruction, other than (x) such instructions referred to in this Section 5(c), (y) stop transfer instructions to give effect to Section 5(a) hereof prior to registration of the resale of the Conversion Shares under the 1933 Act and (z) the instructions required by Section 8(b)(12) hereof, will be given by the Company to the Conversion Agent and that the Conversion Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement; provided, however, that if the Buyer shall have offered, sold, transferred or otherwise disposed of any Conversion Shares in violation of Section 5 of the 1933 Act, nothing in this sentence shall prohibit the Company from taking any action permitted by applicable law with respect to the Conversion Shares so offered, sold, transferred or otherwise disposed of. Nothing in this Section 5(c) shall limit in any way the Buyer's obligations and agreement to comply with Sections 5(a) and 8(c) of this Agreement upon resale of the Shares. In connection with any resale of Shares, if the Buyer (x) provides the Company with an opinion of counsel reasonably satisfactory in form, scope and substance to the Company that registration of a resale by the Buyer of any of the Shares in accordance with Section 5(a) of this Agreement is not required under the 1933 Act and (y) otherwise complies with Section 5(a) with respect to such resale, the Company shall permit the transfer of such Shares and, in the case of the Conversion Shares, timely instruct the Conversion Agent to issue upon transfer one or more share certificates in such name and in such denominations as specified by the Buyer within three Trading Days after the Buyer satisfies the requirements of the preceding clauses (x) and (y). Nothing in this Section 5(c) shall limit the obligations of the Company under Section 8 of this Agreement.

              (d) FORM D. The Company agrees to file a Form D with respect to the Shares as required under Regulation D and to provide a copy thereof to the Buyer promptly after such filing.

              (e) STOCK EXCHANGE LISTING; REPORTING STATUS. Prior to the Closing Date, the Company shall file an application for listing of additional shares with the AMEX and shall provide evidence of such filing to the Buyer. The Company shall use its best efforts to obtain the listing, subject to official notice of issuance, of the Conversion Shares on the AMEX on or prior to the Closing Date. So long as the Buyer beneficially owns any Preferred Shares or Conversion Shares, the Company will use its best efforts to maintain the listing of the Common Stock on the AMEX or another national securities exchange or Nasdaq. So long as the Company is required to maintain effectiveness of the Registration Statement in accordance with Section 8, the Company shall timely file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, and the Company shall not, during the period the Company is required to keep the Registration Statement effective pursuant to Section 8(b), terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. So long as the Buyer owns any Shares, the Company shall furnish to the Buyer copies of all reports and other information filed by the Company with the SEC pursuant to Sections 13, 14(a), 14(c) and 15(d) of the 1934 Act promptly, but in no event later than five days after the same are filed with the SEC.

              (f) USE OF PROCEEDS. The Company does not own or have any present intention of acquiring any Margin Stock. The proceeds of sale of the Preferred Stock will be used for general working capital purposes and in the operation of the Company's business. None of such proceeds will be used, directly or indirectly (1) to make any loan to or investment in any other Person, other than Permitted Investments and other than such other loans and investments as shall have been approved or deemed approved by the Majority Holders as provided herein, or (2) for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock or for the purpose of maintaining, reducing or retiring any indebtedness which was originally incurred to purchase or carry any stock that is a Margin Stock or for any other purpose which would constitute the transactions contemplated by this Agreement a "purpose credit" within the meaning of Regulation G of the Board of Governors of the Federal Reserve System. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the transactions contemplated hereby to violate Regulation G, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the 1934 Act, in each case as in effect now or as the same may hereafter be in effect. If the Company determines to seek the approval of the Majority Holders as contemplated by clause (1) of the second sentence of this Section 5(f), the Company shall, by notice to the holders of shares of Preferred Stock who are entitled to participate in such approval, make a request for such approval, which shall include in reasonable detail (including, without limitation, the amount) a description of the proposed use of proceeds of the sale of the Preferred Stock. If any holder of shares of Preferred Stock who is entitled to participate in such approval shall have failed to notify the Company of such holder's decision within ten days after the Company has so notified such holder, such holder shall be deemed to have approved the use of proceeds of the sale of the Preferred Stock as described in such notice by the Company. Any such approval by such holders of the Preferred Stock shall not be unreasonably withheld, delayed or conditioned.

              (g) STATE SECURITIES LAWS. On or before the Closing Date, the Company shall take such action as shall be necessary to qualify, or to obtain an exemption for, the Preferred Shares for sale to the Buyer pursuant to this Agreement and the Conversion Shares for issuance to the Buyer on conversion of the Preferred Shares under such of the securities or "blue sky" laws of jurisdictions as shall be applicable to the sale of the Preferred Shares pursuant to this Agreement and the issuance to the Buyer of Conversion Shares on conversion of the Preferred Shares based on information provided by the Buyer. In connection with the foregoing obligations of the Company in this Section 5(g), the Company shall not be required (1) to qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this
Section 5(g), (2) to subject itself to general taxation in any such jurisdiction, (3) to file a general consent to service of process in any such jurisdiction, (4) to provide any undertakings that cause more than nominal expense or burden to the Company or (5) to make any change in its charter or by-laws which any officer of the Company determines to be contrary to the best interests of the Company and its stockholders. On or prior to the Closing Date the Company shall furnish copies of all filings, applications, orders and grants or confirmations of exemptions relating to such securities or "blue sky" laws required by applicable law to be obtained on or prior to the Closing Date and thereafter, promptly after the same is filed or obtained, shall furnish copies of all filings, applications, orders and grants or confirmations permitted by applicable law to be obtained on or after the Closing Date.

              (h) CERTAIN ISSUANCES OF SECURITIES. (1) Unless the Company obtains the Stockholder Approval (as defined in the Certificate of Designations) or a waiver thereof from AMEX, the Company will not issue any shares of Common Stock or shares of any other series of preferred stock or other securities convertible into, exchangeable for or otherwise entitling the holder to acquire shares of Common Stock which would be subject to the requirements of Rule 713 of the AMEX (or any successor or replacement provision thereof) and which would be integrated with the sale of the Preferred Shares to the Buyer or the issuance of Conversion Shares upon conversion thereof for purposes of Rule 713 of the AMEX (or any successor or replacement provision thereof).

              (2) The Company shall not offer, sell, contract to sell or issue (or engage any Person to assist the Company in taking any such action) any Equity Securities at a price below the market price of the Common Stock during the period from the date of this Agreement to the date on which the Registration Statement shall have been effective with the SEC for 90 consecutive days; provided, however, that nothing in this Section 5(h)(2) shall prohibit the Company from issuing securities (x) pursuant to compensation plans for employees, directors, officers, advisers or consultants of the Company and in accordance with the terms of such plans as in effect as of the date of this Agreement or (y) upon exercise of conversion, exchange, purchase or similar rights issued, granted or given by the Company and outstanding as of the date of this Agreement.

              (i) LIMITATION ON CERTAIN ACTIONS. From the date of execution and delivery of this Agreement by the parties hereto to the date of issuance of the Preferred Shares, the Company (1) shall comply with Sections 5(c), 5(d) and 12 of the Certificate of Designations as if the Preferred Shares were outstanding,
(2) shall not take any action which, if the Preferred Shares were outstanding, would constitute an Optional Redemption Event or, with the giving of notice or the passage of time or both, would constitute an Optional Redemption Event.

              (j) STOCKHOLDER APPROVAL. The Company shall seek and use its best efforts to obtain at the Company's next regularly scheduled Annual Meeting of Stockholders, Stockholder Approval of the issuance of the Preferred Shares and the Conversion Shares. The Company shall prepare and file with the SEC within 30 days prior to the scheduled mailing of notice of such Annual Meeting preliminary proxy materials which set forth a proposal to seek such Stockholder Approval. The Company shall provide the Buyer an opportunity to consult with the Company regarding the content of such proxy materials insofar as it relates to the Stockholder Approval by providing copies of such preliminary proxy materials and any revised preliminary proxy materials to the Buyer a reasonable period of time prior to their filing with the SEC. The Company shall furnish to the Buyer and its counsel a copy of its definitive proxy materials for such Annual Meeting and any amendments or supplements thereto promptly after the same are mailed to stockholders or filed with the SEC. If for any reason the Company fails to obtain such Stockholder Approval, the Company shall be required to redeem Preferred Shares in accordance with Section 7(b) of the Certificate of Designations. As used herein, "Stockholder Approval" shall mean the approval by a majority of the votes cast by the holders of shares of Common Stock (in person or by proxy) at a meeting of the stockholders of the Company (duly convened at which a quorum was present), or a written consent of holders of shares of Common Stock entitled to such number of votes given without a meeting, of the issuance by the Company of 20% or more of the Common Stock of the Company outstanding on the date of issuance of the Company's Series A Custom Convertible Preferred Stock for less than the greater of the book or market value of such Common Stock on conversion of the Preferred Stock, as and to the extent required under Rule 713 of the AMEX as in effect from time to time or any successor provision.

              (k) BEST EFFORTS. Each of the parties shall use its best efforts timely to satisfy each of the conditions to the other party's obligations to sell and purchase the Preferred Shares set forth in Section 6 or 7, as the case may be, of this Agreement on or before the Closing Date.

              6.  CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL AND ISSUE.

              The Buyer understands that the Company's obligation to sell the Preferred Shares to the Buyer pursuant to this Agreement is conditioned upon the satisfaction of the following conditions precedent on or before the Closing Date (any or all of which may be waived by the Company in its sole discretion):

              (a) Delivery by the Buyer to the Escrow Agent of good funds in an amount equal to the Purchase Price;

              (b) On the Closing Date, no legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement;

              (c) The representations and warranties of the Buyer contained in this Agreement, in the Questionnaire and in each other document or instrument executed by the Buyer and delivered to the Company in connection with this Agreement shall be true and correct on the Closing Date as if made on the Closing Date and the Buyer shall have performed on or before the Closing Date all covenants and agreements of the Buyer contained herein and therein which are required to be performed on or before the Closing Date;

              (d) The Company shall have received satisfactory confirmation of the filing of the Certificate of Designations with the Secretary of State of the State of Delaware; and

              (e) The closing under each of the Other Subscription Agreements shall have occurred at or before the time of the closing under this Agreement.

              7.  CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

              The Company understands that the Buyer's obligation to purchase the Preferred Shares on the Closing Date is conditioned upon the satisfaction of the following conditions precedent on or before the Closing Date (any or all of which may be waived by the Buyer in its sole discretion):

              (a) Delivery by the Company to the Escrow Agent of the certificates for the Preferred Shares in accordance with this Agreement;

              (b) The Conversion Agent shall have executed and delivered the Conversion Agent Agreement in the form attached hereto as ANNEX III.

              (c) On the Closing Date, no legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement;

              (d) The representations and warranties of the Company contained in this Agreement and each other agreement or instrument executed and delivered by the Company in connection with this Agreement shall be true and correct on the Closing Date as if made on the Closing Date; and on or before the Closing Date the Company shall have performed all covenants and agreements of the Company contained herein and therein which are required to be performed by the Company on or before the Closing Date;

              (e) No event which, if the Preferred Shares were outstanding, would constitute an Optional Redemption Event or, with the giving of notice or the lapse of time, or both, would constitute an Optional Redemption Event shall have occurred and be continuing;

              (f) The Company shall have delivered to the Buyer its certificate, dated the Closing Date, duly executed by its Chief Financial Officer to the effect set forth in subparagraphs (c), (d), and (e) of this Section 7;

              (g) The Buyer shall have received satisfactory confirmation of the filing of the Certificate of Designations with the Secretary of State of the State of Delaware;

              (h) The Conversion Shares shall have been approved for listing, subject to official notice of issuance, by the AMEX and the Buyer shall have received evidence or confirmation, reasonably acceptable to the Buyer, of such approval by the AMEX;

              (i) The Buyer shall have received a certificate, dated the Closing Date, of the Secretary of the Company certifying (1) the Certificate of Incorporation and By-Laws of the Company as in effect on the Closing Date, (2) all resolutions of the Board of Directors (and committees thereof) of the Company relating to this Agreement and the transactions contemplated hereby and
(3) such other matters as reasonably requested by the Buyer;

              (j) The Buyer shall have received on the Closing Date an opinion of counsel for the Company, dated the Closing Date addressed to the Buyer, in form, scope and substance reasonably satisfactory to the Buyer, to the effect set forth in ANNEX IV attached hereto;

              (k) On the Closing Date, (i) trading in securities on the New York Stock Exchange, Inc., the AMEX or Nasdaq shall not have been suspended or materially limited and (ii) a general moratorium on commercial banking activities in the State of Maryland or the State of New York shall not have been declared by either federal or state authorities; and

              (l) The closing under each of the Other Subscription Agreements shall have occurred at or before the time of the closing under this Agreement.

              8.  REGISTRATION RIGHTS.

              (a) MANDATORY REGISTRATION. (1) The Company shall prepare promptly and, on or prior to the date which is 20 days after the Closing Date, file with the SEC a Registration Statement on Form S-3 covering the resale by the Buyer of a number of shares of Common Stock equal to at least the number of Conversion Shares issuable to the Buyer upon conversion of the Preferred Shares, determined at the Conversion Price which is applicable on the day the Registration Statement is filed with the SEC (and determined without regard to the limitation on beneficial ownership contained in the second sentence of Section 10(a) of the Certificate of Designations), which Registration Statement shall state that, in accordance with Rule 416 under the 1933 Act, such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Preferred Shares to prevent dilution resulting from stock splits, stock dividends or similar transactions. If, notwithstanding Rule 416 under the 1933 Act, the Registration Statement is not deemed to cover such indeterminate number of additional shares of Common Stock as shall be issuable upon conversion of the Preferred Shares based on changes from time to time in the Conversion Price such that at any time the number of additional shares of Common Stock included in the Registration Statement required to be filed as provided in the first sentence of this Section 8(a) shall be insufficient to cover the number of shares of Common Stock issuable on conversion in full of the unconverted Preferred Shares, then promptly, but in no event later than 15 days after such insufficiency shall occur, the Company shall file with the SEC an additional Registration Statement on Form S-3 (which shall not constitute a post-effective amendment to the Registration Statement filed pursuant to the first sentence of this Section 8(a)) covering such number of shares of Common Stock as shall be sufficient to permit such conversion; provided, however, that nothing in this Section 8(a) shall limit the rights of the holders of the Preferred Shares to have all or a portion of the Preferred Shares redeemed pursuant to Section 11 of the Certificate of Designations. For all purposes of this Agreement such additional Registration Statement shall be deemed to be the Registration Statement required to be filed by the Company pursuant to this Section 8(a), and the Company and the Investors shall have the same rights and obligations with respect to such additional Registration Statement as they shall have with respect to the initial Registration Statement required to be filed by the Company pursuant to this Section 8(a). The Company shall be entitled to include all Persons who are Investors at the time a Registration Statement is filed with the SEC and whose Registrable Securities are to be included in such Registration Statement as selling stockholders in a single Registration Statement.

              (2) At any time during the Registration Period when the Registration Statement for any reason is unavailable for use by any Investor for the resale of any of Registrable Securities, the Company shall not file any other registration statement or any amendment thereto with the SEC under the 1933 Act or request the acceleration of the effectiveness of any other registration statement previously filed with the SEC, other than any registration statement on Form S-8 or a Registration Statement under this Agreement; provided, however, that the restrictions in this Section 8(a)(2) shall not apply during any period that the

Registration Statement is unavailable for use by any Investor due to an action or omission by an Investor in breach of Section 8(c) or a material misstatement or omission in information provided in writing by an Investor to the Company for use in the Registration Statement or Prospectus, so long as in each such case the Company shall be in compliance with Section 8(b)(5).

              (b) OBLIGATIONS OF THE COMPANY. In connection with the registration of the Registrable Securities, the Company shall:

              (1) use its best efforts to cause the Registration Statement referred to in the first sentence of Section 8(a)(1) to become effective as promptly as possible after the Closing Date, and keep the Registration Statement effective pursuant to Rule 415 at all times during the Registration Period. The Company shall submit to the SEC, within three Business Days after the Company learns that no review of the Registration Statement will be made by the staff of the SEC or that the staff of the SEC has no further comments on or questions with respect to the Registration Statement, as the case may be, a request for acceleration of effectiveness of the Registration Statement to the earliest time and date after the submission of such request which is permitted under the practices of the staff of the SEC. The Company represents and warrants to the Investors that (a) the Registration Statement (including any amendments or supplements thereto and prospectuses contained therein), at the time it is first filed with the SEC, at the time it is ordered effective by the SEC and at all times during which it is required to be effective hereunder (and each such amendment and supplement at the time it is filed with the SEC and at all times during which it is available for use in connection with the offer and sale of the Registrable Securities) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (b) the Prospectus, at the time the Registration Statement is declared effective by the SEC and at all times that the Prospectus is required by this Agreement to be available for use by any Investor, shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

              (2) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective, and the Prospectus current, at all times during the Registration Period, and, during the Registration Period, comply with the provisions of the 1933 Act applicable to the Company in order to permit the disposition by the Investors of all Registrable Securities covered by the Registration Statement in accordance with the plan of distribution described therein as supplemented from time to time;

              (3) furnish to each Investor whose Registrable Securities are included in the Registration Statement and its legal counsel, (1) promptly after the same is prepared and publicly distributed, filed with the SEC or received by the Company, five copies of the Registration Statement and any amendment thereto, each Prospectus and each amendment or supplement thereto, (2) one copy of each letter written by or on behalf of the Company to the SEC or the staff of the SEC and each item of correspondence from the SEC or the staff of the SEC relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), each of which the Company hereby determines to be confidential information and which the Buyer hereby agrees to keep confidential as a confidential Record in accordance with Section 8(b)(9) and (3) such number of copies of a Prospectus and all amendments and supplements thereto and such other documents, as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor; and deliver to the AMEX ten copies of the Prospectus within one Business Day after the SEC Effective Date and ten copies of each supplement to the Prospectus within one Business Day after such supplement is available for use under the 1933

Act, and take such other action in each such case so as to make available Rule 153 under the 1933 Act;

              (4) use its best efforts to (i) to register and qualify the Registrable Securities covered by the Registration Statement under the securities or blue sky laws of such jurisdictions as the Investors who hold a majority in interest of the Registrable Securities reasonably request, (ii) to prepare and to file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times during the Registration Period and (iii) to take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale by the Investors in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto (I) to qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 8(b)(4), (II) to subject itself to general taxation in any such jurisdiction, (III) to file a general consent to service of process in any such jurisdiction, (IV) to provide any undertakings that cause more than nominal expense or burden to the Company or (V) to make any change in its charter or by-laws which any officer of the Company determines to be contrary to the best interests of the Company and its stockholders;

              (5) as promptly as practicable after becoming aware of such event or circumstance, notify each Investor of any event or circumstance of which the Company has knowledge, as a result of which the Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement and Prospectus to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to each Investor as such Investor may reasonably request;

              (6) as promptly as practicable after becoming aware of such event, notify each Investor who holds Registrable Securities being sold of the issuance by the SEC of any stop order or other suspension of effectiveness of the Registration Statement at the earliest possible time;

              (7) permit the Investors who hold Registrable Securities being included in the Registration Statement and a single firm of counsel designated as selling stockholders' counsel by the Investors who hold a majority in interest of the Registrable Securities being sold to review the Registration Statement and all amendments and supplements thereto a reasonable period of time prior to their filing with the SEC and shall not file any document in a form to which any Investor or such counsel reasonably and timely objects;

              (8) make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earning statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement;

              (9) make available for inspection by any Investor and any Inspector retained by any such Investor at such Investor's sole expense, all Records as shall be reasonably necessary to enable each Investor to exercise its due diligence responsibility and cause the Company's and the Subsidiaries' officers, directors and employees to supply all information which any Investor or Inspector may reasonably request for purposes of such due diligence; provided, however, that the Investors and each Inspector shall hold in confidence and shall not make any disclosure (except to an Investor) of any Record or other information which the

Company determines in good faith to be confidential, and of which determination the Investors and the Inspectors are so notified, unless and to the extent (i) the disclosure of such Record is necessary under the 1933 Act or applicable state securities laws to avoid or correct a misstatement or omission in any Registration Statement, (ii) the release of such Record is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, in which case the Investors and each Inspector may disclose such Record to the extent necessary to comply with such subpoena or order, subject to any confidentiality afforded by such subpoena or order, or (iii) the information in such Record has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into a confidentiality agreement with the Company with respect thereto in the form attached hereto as ANNEX VII. Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and, at the Company's expense, (A) allow the Company to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential and (B) reasonably cooperate with the Company in such action by the Company. The Company shall hold in confidence and shall not make any disclosure of information concerning an Investor provided to the Company pursuant to this Agreement unless and to the extent (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, in which case the Company may disclose such information to the extent necessary to comply with such subpoena or order, subject to any confidentiality afforded by such subpoena or order, or
(iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Investor and, at such Investor's expense, (X) allow such Investor to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information and (Y) reasonably cooperate with such Investor in such action by such Investor. No Investor or Inspector shall use any Record for any purpose other than in the exercise of its due diligence and in connection with the Transaction Documents and the exercise and enforcement of the rights of the Investors under the Transaction Documents. The Company shall not use any such confidential information concerning an Investor for any purpose other than for the preparation, filing and maintenance of effectiveness of the Registration Statement and in connection with the Transaction Documents and the exercise and enforcement of the rights of the Company under the Transaction Documents;

              (10) use its best efforts to cause all the Registrable Securities covered by the Registration Statement to be listed on the AMEX prior to the Closing Date or such other principal securities market on which securities of the same class or series issued by the Company are then listed or traded;

              (11) provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the SEC Effective Date;

              (12) cooperate with the Investors who hold Registrable Securities being offered to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends from and after the SEC Effective Date) representing Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts as the Investors may reasonably request and registered in such names as the Investors may request; and, not later than the SEC Effective Date, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, (i) to the Conversion Agent (with copies to the Investors whose Registrable Securities are included in such Registration Statement) an instruction substantially in the form attached hereto as ANNEX V and (ii) to the Investors whose Registrable Securities are included in such Registration Statement and to the Conversion Agent an opinion of such counsel, in the form attached hereto as ANNEX VI; and

              (13) during the Registration Period, the Company shall not bid for or purchase any Common Stock or any right to purchase Common Stock or attempt to induce any Person to purchase any such security or right if such bid, purchase or attempt would in any way limit the right of the Investors to sell Registrable Securities by reason of the limitations set forth in Regulation M under the 1934 Act.

              (c) OBLIGATIONS OF THE BUYER AND OTHER INVESTORS. In connection with the registration of the Registrable Securities, the Investors shall have the following obligations:

              (1) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company the Required Information and shall execute such documents in connection with such registration as the Company may reasonably request. At least six Business Days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Investor of the Required Information if any of such Investor's Registrable Securities are eligible for inclusion in the Registration Statement. If the Company has not received the Required Information from an Investor at least three Business Days prior to the proposed filing date of the Registration Statement, then the Company may postpone filing the Registration Statement until the date which is three Business Days after the Company receives the Required Information from such Non-Responsive Investor and, if the failure of a Non-Responsive Investor to provide Required Information to the Company causes the Company to be unable to file the Registration Statement with the SEC by the deadline specified in
Section 8(a), the Company shall not have any liability to any Investor by reason of such failure to file the Registration Statement on a timely basis in accordance with Section 8(a) so long as in such circumstance the Company files the Registration Statement with the SEC within three Business Days after the date on which the Company receives the Required Information from all Non-Responsive Investors;

              (2) Each Investor by such Investor's acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing, and obtaining and maintaining effectiveness, of the Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement;

              (3) Each Investor agrees that it will not effect any offer, sale or other disposition of the Registrable Securities except as contemplated in the Registration Statement or as shall otherwise be in compliance with the registration requirements of applicable securities laws or an exemption therefrom and that it will promptly notify the Company of any material changes in the information set forth in the Registration Statement regarding such Investor or its plan of distribution; each Investor agrees (a) to notify the Company in writing in the event that such Investor enters into any material agreement with a broker or a dealer for the sale of the Registrable Securities through a block trade, special offering, exchange distribution or a purchase by a broker or dealer and (b) in connection with such agreement, to provide to the Company in writing the information reasonably necessary to prepare any supplemental prospectus pursuant to Rule 424(c) under the 1933 Act which is required with respect to such transaction;

              (4) Each Investor acknowledges that there may occasionally be times as specified in Section 8(b)(5) or 8(b)(6) when the Company must suspend the use of the Prospectus until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the SEC, the Company has prepared a supplement to the Prospectus or the Company has filed an appropriate report with the SEC pursuant to the 1934 Act which is incorporated by reference in the Prospectus and has the effect of amending or supplementing the Prospectus for the purposes of the 1933 Act. Each Investor hereby covenants that it will not sell any Registrable Securities pursuant to said Prospectus during the period commencing at the time at which the Company gives such Investor notice of the suspension of the use of said Prospectus in accordance with Section 8(b)(5) or 8(b)(6) and ending at the time the Company gives such Investor notice that such Investor may thereafter effect sales pursuant to the Prospectus, or until the Company delivers to such Investor an amended or supplemented Prospectus for such use; and

              (5) In connection with any sale of Registrable Securities which is made by an Investor pursuant to the Registration Statement (A) if such sale is made through a broker, such Investor shall instruct its broker or brokers to deliver the Prospectus to the purchaser or purchasers in connection with such sale and shall supply copies of such Prospectus to such broker or brokers; (B) if such sale is made in a transaction directly by such Investor with a purchaser and not through the facilities of any securities exchange or market, such Investor shall deliver, or cause to be delivered, the Prospectus to such purchaser; and (C) if such sale is made by any means other than those described in the immediately preceding clauses (A) and (B), such Investor shall otherwise use its reasonable best efforts to comply with the prospectus delivery requirements of the 1933 Act applicable to such sale.

              (d) REPORTS UNDER 1934 ACT. With a view to making available to the Investors the benefits of Rule 144, the Company agrees to:

              (1) furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, such information as may be necessary to permit the Investors to sell their Registrable Securities pursuant to Rule 144 without registration; and

              (2) if at any time the Company is not required to file reports with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, use its best efforts to, upon the request of an Investor, make publicly available other information so long as is necessary to permit publication by brokers and dealers of quotations for the Common Stock and sales of the Registrable Securities in accordance with Rule 15c2-11 under the 1934 Act.

              9. INDEMNIFICATION AND CONTRIBUTION.

              (a) INDEMNIFICATION. (1) To the extent not prohibited by applicable law, the Company will indemnify and hold harmless each Indemnified Person against any Claims to which any of them may become subject under the 1933 Act, the 1934 Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any Violation. Subject to the restrictions set forth in
Section 9(a)(3), the Company shall reimburse the Investors and each such controlling Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 9(a)(1): shall not apply to (I) a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information relating to an Indemnified Person furnished in writing to the Company by any Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such Prospectus was timely made available by the Company pursuant to Section 8(b)(3) hereof; (II) any Claim arising out of or based on any statement or omission in any Prospectus which was corrected in any subsequent Prospectus that was delivered to the Indemnified Person prior to the pertinent sale or sales by the Indemnified Person; and (III) amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 10(j).

              (2) In connection with the Registration Statement, each Investor agrees to indemnify and hold harmless, to the same extent and in the same manner set forth in Section 9(a)(1), each Indemnified Party against any Claim to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; provided, however, that the indemnity agreement contained in this Section 9(a)(2) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld; provided, further, however, that the Investor shall be liable under this Section 9(a)(2) for only that amount of a Claim as does not exceed the amount by which the proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement exceeds the price paid by such Investor for such Registrable Securities. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 9(a)(2) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the Prospectus, as then amended or supplemented.

              (3) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 9(a) of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 9(a), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with one counsel reasonably satisfactory to all Indemnified Persons or all Indemnified Parties, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party (but not more than one such counsel for all Indemnified Persons or Indemnified Parties, as the case may be, and one counsel for all Indemnified Persons or Indemnified Parties, as the case may be, in each local jurisdiction in which a Claim is pending or threatened), if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 9(a), except to the extent that the indemnifying party is thereby prejudiced in its ability to defend such action. The indemnification required by this Section 9(a) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

              (b) CONTRIBUTION. To the extent any indemnification by an indemnifying party as set forth in Section 9(a) above is applicable by its terms but is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 9(a) to the fullest extent permitted by law. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative fault of each party, the parties' relative knowledge of and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances; provided, however, that (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in
Section 9(a), (b) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any other Person who was not guilty of such fraudulent misrepresentation and (c) contribution by any Investor shall be limited to the amount by which the proceeds received by such Investor from the sale of such Registrable Securities exceeds the amount paid by such Investor for such Registrable Securities.

              (c) OTHER RIGHTS. The indemnification and contribution provided in this Section shall be in addition to any other rights and remedies available at law or in equity.

              10. MISCELLANEOUS.

              (a) GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York.

              (b) HEADINGS. The headings, captions and footers of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

              (c) SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

              (d) NOTICES. Any notices required or permitted to be given under the terms of this Agreement shall be in writing and shall be sent by mail or delivered personally (which shall include telephone line facsimile transmission) or by courier and shall be effective five days after being placed in the mail, if mailed, or upon receipt, if delivered personally or by courier, in the case of the Company addressed to the Company at its address shown in the introductory paragraph of this Agreement, Attention: Chief Financial Officer (telephone line facsimile transmission number (301) 854-3901), with a copy to White & McDermott, P.C., 65 William Street, Suite 209, Wellesley, Massachusetts 02181 (telephone line facsimile transmission number (781) 237-8120), or, in the case of the Buyer, at its address or telephone line facsimile transmission number shown on the signature page of this Agreement with a copy to Diaz & Altschul Advisors, LLC, 745 Fifth Avenue, Suite 3001, New York, New York 10151 (telephone line facsimile transmission number (212) 751-5757) or such other address as a party shall have provided by notice to the other party in accordance with this provision. The Buyer hereby designates as its address for any notice required or permitted to be given to the Buyer pursuant to the Certificate of Designations the address shown on the signature page of this Agreement, with a copy to: Diaz & Altschul Advisors, LLC, 745 Fifth Avenue, Suite 3001, New York, New York 10151 (telephone line facsimile transmission number (212) 751-5757), until the Buyer shall designate another address for such purpose. In each case, a copy shall be sent to: Diaz & Altschul Capital, LLC, 745 Fifth Avenue, Suite 3001, New York, New York 10151 (telephone line facsimile transmission number (212) 751-5757).

              (e) COUNTERPARTS. This Agreement may be executed in counterparts and by the parties hereto on separate counterparts, all of which together shall constitute one and the same instrument. A facsimile transmission of this Agreement bearing a signature on behalf of a party hereto shall be legal and binding on such party.

              (f) ENTIRE AGREEMENT; BENEFIT. This Agreement, including the Annexes, Exhibits and Schedules hereto, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties, or undertakings, other than those set forth or referred to herein. This Agreement, including the Annexes, Exhibits and Schedules hereto, supersedes all prior agreements and understandings, whether written or oral among the parties hereto with respect to the subject matter hereof. This Agreement and the terms and provisions hereof are for the sole benefit of the Company, the Buyer and their respective successors and permitted assigns.

              (g) WAIVER. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, or any course of dealings between the parties, shall not operate as a waiver thereof or an amendment hereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or exercise of any other right or power.

              (h) AMENDMENT. No amendment, modification, waiver, discharge or termination of any provision of this Agreement nor consent to any departure by the Buyer or the Company therefrom shall in any event be effective unless the same shall be in writing and signed by the party to be charged with enforcement, and then shall be effective only in the specific instance and for the purpose for which given. No consideration shall be offered or paid to any person to demand, modify, waive, discharge or terminate any provision of any of the Transaction Documents unless the same consideration also is offered to all Investors and Other Buyers who, at the time of such offer or payment, own any shares of Preferred Stock. No course of dealing between the parties hereto shall operate as an amendment of, or a waiver of any right under, this Agreement.

              (i) FURTHER ASSURANCES. Each party to this Agreement will perform any and all acts and execute any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.

              (j) ASSIGNMENT OF CERTAIN RIGHTS AND OBLIGATIONS. (1) The rights of the Buyer or any other Investor under Sections 5, 8, 9 and 10 shall be assigned by the Buyer or such Investor to any Permitted Transferee only if the Buyer or such other Investor complies with the following requirements (in which case such assignment shall be automatic): (A) such Investor agrees in writing with such Permitted Transferee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (B) the Company is, within a reasonable time after such transfer, furnished with notice of (i) the name and address of such Permitted Transferee and (ii) the securities with respect to which such rights and obligations are being transferred, (C) in the case of an assignment of the rights under Section 8, immediately following such transfer the further disposition of Registrable Securities by such Permitted Transferee is restricted under the 1933 Act or applicable state securities laws, (D) at or before the time the Company received the notice contemplated by clause (B) of this sentence such Permitted Transferee agrees in writing with the Company to be bound by all of the provisions contained in Sections 5(a), 5(b), 8, 9 and this Section 10 (other than Section 10(n)) and furnishes to the Company a questionnaire in substantially the form of the Questionnaire indicating, to the reasonable satisfaction of the Company, that such Permitted Transferee is an "accredited investor" as defined in Regulation D under the 1933 Act and (E) in the case of any such assignment arising in connection with a transfer of Preferred Shares or Registrable Securities, the transfer of Preferred Shares or Registrable Securities to such Permitted Transferee is made in accordance with the requirements of Section 5(a).

              (2) Upon any such assignment in accordance with paragraph (1) of this Section, from and after the receipt by the Company of the notice required by clause (B) of Section 10(j)(1) the Company shall be obligated to such transferee to perform all of its covenants under Sections 5, 8, 9 and 10 (other than Section 10(n)) of this Agreement as if such transferee were the Buyer. In connection with any such assignment the Company shall, at its sole cost and expense, promptly after such assignment take such actions as shall be reasonably acceptable to the assigning Investor and such transferee to assure that the Registration Statement and related Prospectus are available for use by such transferee for sales of the Registrable Securities in respect of which such rights and obligations have been so assigned.

              (k) CERTAIN EXPENSES. The Company and the Buyer shall each be responsible for its own expenses (including, without limitation, legal fees and expenses of its counsel) incurred by it in connection with the negotiation and execution of, and closing under, this Agreement. All expenses incurred in connection with securities registrations, filings or qualifications pursuant to this Agreement shall be paid by the Company, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees and the fees and disbursements of counsel for the Company, but excluding (a) fees and expenses of investment bankers or underwriters retained by any Investor, (b) brokerage commissions incurred by any Investor, (c) stock transfer fees or taxes relating to any transfer of Shares by an Investor and (d) fees and expenses of counsel for the Investors. The Company shall pay on demand all expenses incurred by the Buyer, including reasonable attorneys' fees and expenses, as a consequence of, or in connection with (1) the negotiation, preparation or execution of any amendment, modification or waiver of the Transaction Documents requested by the Company, (2) any default or breach of any of the Company's obligations set forth in any of the Transaction Documents and (3) the enforcement or restructuring of any right of, including the collection of any payments due, the Buyer under any of the Transaction Documents, including any action or proceeding relating to such enforcement or any order, injunction or other process seeking to restrain the Company from paying any amount due the Buyer, in which the Buyer prevails. The Buyer agrees to pay on demand all expenses incurred by the Company, including reasonable attorney's fees and expenses, as a consequence of, or in connection with the negotiation, preparation or execution of any amendment, modification or waiver of the Transaction Documents requested by the Buyer. Except as provided in this Section 10(k), each of the Company and the Buyer shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby. Nothing herein shall limit the rights of Diaz & Altschul Capital, LLC under its Engagement Agreement with the Company.

              (l) TERMINATION. The Buyer shall have the right to terminate this Agreement by giving notice to the Company at any time at or prior to the Closing Date if:

              (1) the Company shall have failed, refused, or been unable at or prior to the date of such termination of this Agreement to perform any of its material obligations hereunder;

              (2) any other condition of the Buyer's obligations hereunder is not fulfilled; or

              (3) the closing shall not have occurred on a Closing Date on or before January 31, 1998, other than solely by reason of a breach of this Agreement by the Buyer.

Any such termination shall be effective upon the giving of notice thereof by the Buyer. Upon such termination, the Buyer shall have no further obligation to the Company hereunder and the

Company shall remain liable for any breach of this Agreement or the other documents contemplated hereby which occurred on or prior to the date of such termination.

              (m) SURVIVAL. The respective representations, warranties, covenants and agreements of the Buyer and the Company contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall survive the execution and delivery of this Agreement and the delivery of and payment for the Preferred Shares and shall remain in full force and effect as of the dates made and deemed to be made regardless of any investigation made by or on behalf of the Buyer or any Person controlling or acting on behalf of the Buyer or by the Company or any Person controlling or acting on behalf of the Company.

              (n) PUBLIC STATEMENTS, PRESS RELEASES, ETC. During the period from the date of execution and delivery of this Agreement by the Company and the Buyer to the date which is 183 days after the Closing Date, the Company and the Buyer shall have the right to review and comment on any press release or any other written public statement with respect to the transactions contemplated hereby before such press release or written public statement is issued or made; provided, however, that with respect to any press release or other public disclosure with respect to such transactions which is required by applicable law and regulations to be made by the Company, the Company shall make reasonable efforts to consult with the Buyer in connection with any such press release or other written public disclosure prior to its release and shall provide a copy thereof to the Buyer. Notwithstanding the foregoing, the Company shall not at any time issue any press release or make any public statement (other than in the Registration Statement) with respect to the transactions contemplated hereby which press release or public statement names the Buyer unless the Company shall have afforded the Buyer an opportunity to review the same a reasonable period of time prior to issuing such press release or statement and obtained the approval thereof by the Buyer (which approval shall not be unreasonably withheld, delayed or conditioned).

              (o) CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

              IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto by their respective officers thereunto duly authorized as of the date first set forth above.


NUMBER OF SHARES:  3,750

PRICE PER SHARE:  $1,000.00

AGGREGATE PURCHASE PRICE:  $3,750,000


                                          DELTA OPPORTUNITY FUND, LTD.


                                          By: /s/ illegible signature
                                             -------------------------
                                             Title: Director

                                          Address:

                                          c/o International Fund Management Ltd.
                                          48 Par La Ville Road
                                          Hamilton, HM11
                                          Bermuda

                                          Facsimile No: (441) 295-9637


                                          NOVAVAX, INC.


                                          By:
                                             -------------------------
                                              Title:

              IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto by their respective officers thereunto duly authorized as of the date first set forth above.


NUMBER OF SHARES:  3,750

PRICE PER SHARE:  $1,000.00

AGGREGATE PURCHASE PRICE:  $3,750,000


                                          DELTA OPPORTUNITY FUND, LTD.


                                          By:
                                             -------------------------
                                             Name:
                                             Title:

                                          Address:

                                          c/o International Fund Management Ltd.
                                          48 Par La Ville Road
                                          Hamilton, HM11
                                          Bermuda

                                          Facsimile No: (441) 295-9637


                                          NOVAVAX, INC.


                                          By: /s/ Brenda Fugagli
                                             -------------------------
                                              Name:   Brenda Fugagli
                                              Title:  VP and CEO

                                                                          PAGE 1
                               State of Delaware
                        Office of the Secretary of State
                               ------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "NOVAVAX, INC.", FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF JANUARY, A.D. 1998, AT 9 O'CLOCK A.M.




                            [SEAL]          /s/ Edward J. Freel
                                            -----------------------------------
                                            Edward J. Freel, Secretary of State

2129598 8100                                AUTHENTICATION: 8888832
981033435                                             DATE: 01-28-98